Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of American Realty Capital New York City REIT II, Inc. of our report dated February 17, 2015 relating to the financial statements of American Realty Capital New York City REIT II, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York

February 17, 2015